Exhibit 99.2

2016 Projected Non-GAAP Income Statement - Pandora Core Internet Radio Business(1)
$ in millions		% Rev
Revenue(2)	$1,325	100.0%
Cost of revenue & sales expenses(3)	1,050	79.2%
Contribution margin	$275	20.8%

Marketing investment(4)	120	9.1%
Product development expense	100	7.5%
General and administrative expense	125	9.4%
Total core investment and expense	$345	26.0%

Adjusted EBITDA(5)	$(70)	(5.3)%

New music service investment(6)	120	9.1%
Adj. EBITDA excl. On-Demand investment	$50	3.8%

Ticketfly revenue	$80 - 90
Ticketfly cost of revenue and expense	$80 - 90

(1) Core Pandora Internet Radio Business includes our existing advertising and subscription & other business.
(2) Midpoint of total revenue guidance less midpoint of Ticketfly revenue guidance, as of Feb. 11, 2016.
(3) Cost of revenue & sales expenses include content acquisition costs, cost of revenue - other, sales and sales operations departmental expenses, and subscription commissions.
(4) Includes $80 million of external marketing spend.
(5) Midpoint of EBITDA guidance, as of Feb. 11, 2016.
(6) Costs in 2016 associated with launch of our on-demand service.

Five-Year Projections (Revenue and Profitability)
$ in millions
Revenue
$2,400		Core Internet Radio Business
1,300		New Music Service
300		Live Events and Sponsorships
$4,000

Profitability
60%		Non-GAAP Gross Margin - Core Internet Radio Business
20%		Non-GAAP Operating Margin - Core Internet Radio Business
13%		Non-GAAP Operating Margin - Total Business (includes int'l investment beginning in 2017)
15%	+	Long-term Non-GAAP Operating Margin (beyond 2020)

Market Segment Total Addressable Market (TAM)
$45B	Core U.S. Radio & Digital Ad Markets
$212B
Global Music Marketplace (inc. U.S. and Global: Radio, physical music sales, digital music downloads, music streaming subscriptions, consumer spend on tickets to live music events and revenue from sponsorships of live music events; estimates do not include revenue from merchandise or concessions at live music events.)

Source(s):
PWC, Global Entertainment and Media Outlook 2015-2019, June 2015
eMarketer, US Mobile Ad Spend Forecast, September 2015
Cowen and Company, "Annual Ad Buyer Survey III: 2015 Outlook," January 2015
IHS Technology, Online Music Revenue Forecasts, September 2015

"Safe harbor" Statement

This metrics summary contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding expected revenue and adjusted EBITDA. These forward-looking statements are based on Pandora's current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our operation in an emerging market and our relatively new and evolving business model; our ability to estimate revenue reserves; our ability to increase our listener base and listener hours; our ability to attract and retain advertisers; our ability to generate additional revenue on a cost-effective basis; competitive factors; our ability to continue operating under existing laws and licensing regimes; our ability to enter into licensing agreements directly with music publishers and record labels on commercially-reasonable terms; our ability to establish and maintain relationships with makers of mobile devices, consumer electronic products and automobiles; our ability to manage our growth and geographic expansion; our ability to continue to innovate and keep pace with changes in technology and our competitors; our ability to expand our operations to delivery of non-music content; our ability to protect our intellectual property; risks related to service interruptions or security breaches; and general economic conditions worldwide. Further information on these factors and other risks that may affect the business are included in filings with the Securities and Exchange Commission (SEC) from time to time, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the current period and Current Report on Form 8-K filed on December 2, 2015. The financial information contained in this metrics summary should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, each as they may be amended from time to time. The Company's results of operations for the current period are not necessarily indicative of the Company's operating results for any future periods.

All forward-looking statements in this metrics summary are based on information currently available to the Company, which assumes no obligation to update these forward-looking statements in light of new information or future events.

Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States ("GAAP"), we use certain non-GAAP measures of financial performance. The non-GAAP financial measures contained in this metrics summary should be read in conjunction with the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures presented in our earnings press release dated February 11, 2016, which is incorporated by reference herein.